Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Techpac Holdings Limited and Subsidiaries

We have audited the consolidated balance sheet of Techpac Holdings Limited and subsidiaries as of December 31, 2003 (Successor) and the consolidated statements of income, shareholders’ equity and comprehensive income (loss) , and cash flows for the period January 1, 2003 through May 31, 2003 (Predecessor) and the period June 1, 2003 through December 31, 2003 (Successor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Techpac Holdings Limited and subsidiaries as of December 31, 2003 (Successor), and the result of their operations and their cash flows for the period January 1, 2003 through May 31, 2003 (Predecessor) and for the period June 1, 2003 through December 31, 2003 (Successor), in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Touche Tohmatsu
Sydney, Australia
November 6, 2004

TECHPAC HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
(Australian Dollars in 000’s, except share amounts)

	December 31,	September 30,
	2003	2004
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,074	$86,903
Accounts receivable:
Trade accounts receivable (net of allowance of $7,886 at December 31, 2003 and $12,031 at September 30, 2004)	320,048	387,816
Other receivables	15,209	17,960
Inventories	156,047	215,169
Deferred tax and other current assets	9,724	10,704

Total current assets	551,102	718,552
Plant and equipment, net	11,241	11,325
Other non-current assets	9,500	3,316
Goodwill	87,382	88,149
Other intangible assets	17,500	17,500

Total assets	$676,725	$838,842

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242,805	$318,224
Accrued expenses	55,657	67,696
Current maturities of long-term debt	40,313	73,557

Total current liabilities	338,775	459,477
Long-term debt, less current maturities	187,659	206,431
Other non-current liabilities	2,663	2,871

Total liabilities	$529,097	$668,779

Commitments and contingencies (Note 10)
Shareholders’ equity:
Non-redeemable preferred stock, $1.00 par value, 137,996,887 shares authorized; 137,996,887 shares issued and outstanding at December 31, 2003 and September 30, 2004 (redemption value $144,870 or $1.05 per share at December 31, 2003 and $154,658 or $1.12 per share at September 30, 2004)	137,997	137,997
Common stock, $1.00 par value, 1,000,000 shares authorized; 1,000,000 shares issued and outstanding at December 31, 2003 and September 30, 2004	1,000	1,000
Retained earnings	19,314	42,534
Accumulated other comprehensive loss	(10,683)	(11,468)

Total shareholders’ equity	147,628	170,063

Total liabilities and shareholders’ equity	$676,725	$838,842

See accompanying notes to these consolidated financial statements.

TECHPAC HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(Australian Dollars in 000’s)

	Predecessor	Successor
	For the period	For the period	For the period	For the period
	January 1, 2003	June 1, 2003	June 1, 2003	January 1, 2004
	through May 31,	through	through	through
	2003	December 31,	September 30,	September 30,
		2003	2003	2004
			(unaudited)	(unaudited)
Net sales	$1,219,276	$1,850,689	$1,073,195	$2,651,019
Cost of sales	1,141,000	1,733,785	1,005,727	2,487,230

Gross profit	78,276	116,904	67,468	163,789

Operating expenses:
Selling	19,659	27,863	16,505	39,858
Distribution	15,586	24,227	13,577	36,713
Administration	19,967	24,330	14,759	30,617

Total operating expenses	55,212	76,420	44,841	107,188

Income from operations	23,064	40,484	22,627	56,601

Other income (expense):
Interest income	152	137	101	270
Interest expense	(2,379)	(13,982)	(7,789)	(15,742)
Amortization of deferred borrowing costs	—	(1,355)	(774)	(1,313)
Write off of deferred borrowing costs	—	—	—	(7,226)
Changes in fair value of derivatives	—	2,405	927	241
Factoring discount	(3,626)	—	—	—

Total other expenses, net	(5,853)	(12,795)	(7,535)	(23,770)

Income before income taxes	17,211	27,689	15,092	32,831
Income tax expense	(6,024)	(8,375)	(4,998)	(9,611)

Net income	$11,187	$19,314	$10,094	$23,220

See accompanying notes to these consolidated financial statements.

TECHPAC HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
(Australian Dollars in 000’s, except share amounts)

							Accumulated
	Non-Redeemable				Additional		Other	Total
	Preferred Stock		Common Stock		Contributed	Retained	Comprehensive	Shareholders'
	Shares	Amount	Shares	Amount	Capital (1)	Earnings	Income (Loss)	Equity

Predecessor basis
Balance at January 1, 2003	732,036	$732	26,003,178	$164,629	—	$(27,759)	$(10,499)	$127,103
Additional contributed capital					$3,285			3,285
Net income						11,187
Cumulative translation adjustment							(10,258)
Comprehensive income								929

Balance at May 31, 2003	732,036	$732	26,003,178	$164,629	$3,285	$(16,572)	$(20,757)	$131,317

Successor basis
Balance at June 1, 2003
Stock subscribed	137,996,887	$137,997	1,000,000	$1,000	—	—	—	$138,997
Net income						$19,314
Cumulative translation adjustment							$(10,683)
Comprehensive income								8,631

Balance at December 31, 2003	137,996,887	137,997	1,000,000	1,000	—	19,314	(10,683)	147,628
Net income*						23,220
Cumulative translation adjustment*							(785)
Comprehensive income*								22,435

Balance at September 30, 2004*	137,996,887	$137,997	1,000,000	$1,000	$—	$42,534	$(11,468)	$170,063

* unaudited

(1) Additional contributed capital represents the extinguishment of interest bearing debt of a subsidiary of the Tech Pacific group of companies by Hagemeyer (see Note 9).

See accompanying notes to these consolidated financial statements.

TECHPAC HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Australian Dollars in 000’s)

	Predecessor	Successor
	For the	For the period	For the period	For the period
	period	June 1, 2003	June 1, 2003	January 1, 2004
	January 1,	through	through	through
	2003 through	December 31,	September 30,	September 30,
	May 31, 2003	2003	2003,	2004
			(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$11,187	$19,314	$10,094	$23,220
Adjustments to reconcile net income to cash (used) provided by operating activities:
Depreciation	2,441	2,626	1,507	2,891
Increase in provision for doubtful accounts	2,070	2,391	1,979	4,564
Write down of inventories to market	2,379	3,256	2,001	4,616
Factoring discount	3,626	—	—	—
Amortization of deferred borrowing costs	—	1,355	774	1,313
Write off of deferred borrowing costs	—	—	—	7,226
Loss on sale of property and equipment	423	—	—	—
Deferred income taxes	242	(238)	93	(2,111)
Changes in operating assets and liabilities (net of acquisitions):
Trade accounts receivable	(18,997)	(16,666)	(19,279)	(73,598)
Other receivables	(4,424)	3,294	(494)	(2,751)
Inventories	(33,699)	11,932	(14,925)	(64,843)
Other current assets	(3,257)	2,537	2,454	694
Accounts payable	(29,007)	5,129	15,405	78,060
Accrued expenses	1,225	10,942	10,956	11,438
Other liabilities	(19)	1,723	1,582	208

Net cash (used) provided by operating activities	(65,810)	47,595	12,147	(9,073)

Cash flows from investing activities:
Purchase of property and equipment	(309)	(1,285)	(950)	(2,974)
Proceeds from sale of property and equipment	4,115	—	—	—
Acquisitions, net of cash acquired	—	(160,445)	(160,445)	—

Net cash provided (used) by investing activities	3,806	(161,730)	(161,395)	(2,974)

Cash flows from financing activities:
Net proceeds from Hagemeyer loans	141,899	—		—
Net change in amounts sold under accounts receivable factoring program	(63,958)	—	—	—
Bank overdrafts	620	2,392	(724)	(610)
Proceeds from issue of common stock	—	1,000	1,000	—
Proceeds from issue of non-redeemable preferred stock	—	137,997	137,997	—
Repayment of Hagemeyer debt	—	(143,208)	(143,208)	—
Net proceeds from current debt	4,516	—	11,051	25,241
Net repayment of current debt	—	(27,406)	—	—
Proceeds from long-term debt	—	205,000	205,000	—
Repayments of long-term debt	—	—	—	(173,836)
Proceeds from accounts receivable securitization program	—	—	—	200,000
Borrowing costs paid	—	(11,566)	(7,822)	(1,919)

Net cash provided by financing activities	83,077	164,209	203,294	48,876

Net increase in cash and cash equivalents	21,073	50,074	54,046	36,829
Cash and cash equivalents, beginning of period	37,611	—	—	50,074

Cash and cash equivalents, end of period	$58,684	$50,074	$54,046	$86,903

Supplemental disclosures of cash flow information:
Cash payments during the period:
Interest	$2,377	$13,920	$4,628	$14,769
Income taxes	$4,409	$4,880	$2,131	$8,534

See accompanying notes to these consolidated financial statements.

TECHPAC HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Australian Dollars in 000’s)

Periods Ended December 31, 2003 and September 30, 2004 and for the Period January 1, 2003 through May
31, 2003 (Predecessor), and the Successor Periods June 1, 2003 through December 31, 2003, June 1, 2003 through September 30, 2003 and January 1, 2004 through September 30, 2004
(Information as of September 30, 2004, for the four months ended September 30, 2003 and for the nine months ended September 30, 2004 is unaudited)

Note 1 — Organization and Basis of Presentation

Techpac Holdings Limited and its subsidiaries (collectively, the “Company”, “Techpac” or “Successor Company”) are primarily engaged in the distribution of information technology (“IT”) products and supply chain solutions in the Asia-Pacific region.

Techpac was incorporated on May 20, 2003. On June 12, 2003, with an effective date of May 31, 2003, Techpac acquired the Tech Pacific group of companies (Tech Pacific Holdings Pty Limited and subsidiaries, Tech Pacific Asia Limited and subsidiaries, and Tech Pacific (Thailand) Co Ltd or, collectively, “Predecessor Company”). Prior to the acquisition by Techpac, the Predecessor Company comprised the Tech Pacific Division of Hagemeyer NV (“Hagemeyer”), a company listed on the Euronext Amsterdam stock exchange.

The acquisition by Techpac of the Predecessor Company was funded by a combination of bank debt and equity, the latter provided through subscription for non-redeemable preferred and common stock by funds advised by CVC Asia Pacific, Hagemeyer and Predecessor Company management. This transaction was accounted for as a normal business combination, resulting in a 100% step-up in the basis to fair value of all assets and liabilities acquired (see Note 3). In addition, funds advised by CVC Asia Pacific, which did not previously have any interest in the Tech Pacific group of companies, obtained unilateral control of Techpac, effecting a change in control. As a consequence of the change in basis, the Company’s operating results and cash flows after May 31, 2003 are not comparable with those prior to such date, and therefore have been segregated in the respective financial statements.

As a result of the significant change in the ownership and capital structure of the Tech Pacific group of companies described above, the consolidated statements of income and cash flows are presented as follows:

(a)	the five months ended May 31, 2003, representing the period during which the Predecessor Company was owned by Hagemeyer, which have been prepared using Hagemeyer’s historical basis in the assets and liabilities and the historical results of operations;

(b)	the seven months ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited) representing the periods during which the Predecessor Company was owned by Techpac; and

(c)	the four months ended September 30, 2003 (unaudited) which, when aggregated with the results for the five months ended May 31, 2003, allows comparison with the results for the nine months ended September 30, 2004 (unaudited).

The consolidated statement of income and consolidated statement of cash flows for the five months ended May 31, 2003 include the operating results and cash flows of the Predecessor Company, and are presented including certain expenses, such as general management, legal, taxation, treasury and insurance services, incurred by Hagemeyer. Costs incurred by Hagemeyer directly on behalf of the Predecessor Company were charged to the Predecessor Company based on actual invoice amounts. Other costs incurred were allocated to the Predecessor Company based on factors such as relative profits, working capital levels and headcount, and charged by way of a management fee. Management believes the costs of these services charged to the Predecessor Company are not indicative of actual costs that would have been incurred if the Predecessor Company had performed these functions as a stand-alone entity. Subsequent to May 31, 2003, the Successor Company performed these functions using its own resources.

Whilst management believes the assumptions underlying the preparation of financial information for the five months period ended May 31, 2003 are reasonable, the outcome may not reflect the operating results or cash flows of Techpac in the future or what they would have been had Techpac been a separate, stand-alone entity during that period.

The financial statements for the period from January 1, 2003 through May 31, 2003 reflect the tax expense on a separate return basis. The Predecessor Company incurred interest expense on its intercompany debt, with such amount reflected as “interest expense” in the consolidated statement of income for the period from January 1, 2003 through May 31, 2003.

Note 2 — Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of Techpac (see Note 1). All significant intercompany accounts and transactions have been eliminated on consolidation.

Fiscal Year

The fiscal year end of the Company is December 31. As a result of the significant change in the ownership and capital structure of the Tech Pacific group of companies discussed in Note 1, the 2003 fiscal year consolidated statements of income, cash flows and shareholders’ equity and comprehensive income (loss) are presented in two parts, the five months ended May 31, 2003 and the seven months ended December 31, 2003.

Use of Estimates

Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date, and reported amounts of revenue and expenses during the reporting period. Significant estimates primarily relate to the realizable value of accounts receivable, vendor programs, inventories, goodwill, intangible and other long-lived assets, income taxes, and contingencies and litigation. Actual results could differ from these estimates.

Interim Financial Information

The financial information as of and for the nine months ended September 30, 2004 and for the four months ended September 30, 2003 is unaudited and includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its consolidated financial position, operating results and cash flows. Results for the nine months ended September 30, 2004 are not necessarily indicative of results to be expected for the full 2004 fiscal year or for any future period.

Revenue Recognition

Revenue on products shipped is recognized when persuasive evidence of an arrangement exists, delivery has occurred (this includes the transfer of both title and risk of loss), the price to the buyer is fixed or determinable and collectibility is reasonably assured. In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (“EITF 01-9”), the Company records estimated reductions of revenue for customer and distribution programs and incentive offerings, including advertising and promotions and other volume incentives based on historical experience at the time the Company recognizes revenue. In addition, the Company, under specific conditions, permits its customers to return or exchange products. Revenues are recorded net of anticipated returns which the Company estimates based on historical rates of return, adjusted for current events as appropriate, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists.”

Service revenue is recognized upon delivery of the service. Service revenue represented less than 1% of net sales for all periods presented.

Advertising and Promotional Allowances

The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense for the period from January 1, 2003 through May 31, 2003, June 1, 2003 through December 31, 2003, June 1, 2003 through September 30, 2003 (unaudited), and January 1, 2004 through September 30, 2004 (unaudited) was $342, $519, $255 and $372, respectively. The Company also funds certain advertising activities of its customers. These costs are characterized as a reduction of revenue when recognized in the consolidated statements of income under EITF 01-9. The amount related to funded advertising for the period from January 1, 2003 through May 31, 2003, June 1, 2003 through December 31, 2003, June 1, 2003 through September 30, 2003 (unaudited), and January 1, 2004 through September 30, 2004 (unaudited) was $540, $1,349, $611 and $2,087 respectively.

Vendor Programs

Funds received from vendors, which include price protection, product rebates, marketing, training, product returns and promotion programs, are recorded as adjustments to cost of sales or selling expenses according to the nature of the program. In accordance with EITF Issue No. 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”), the Company accrues rebates or other vendor incentives as earned based on sales of qualifying products or as services are provided in accordance with the terms of the related program.

The Company sells products purchased from many vendors. For the period from January 1, 2003 through May 31, 2003 and June 1, 2003 through December 31, 2003, the Company’s top three vendors (as measured by the Company’s net sales of all products purchased from vendors) contributed approximately 58% of the Company’s net sales for each of the respective periods.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with inbound freight are capitalised to inventories and relieved through cost of sales as inventories are sold. Shipping and handling costs associated with outbound freight are included as operating expenses, Distribution, and totaled $6,447, $10,175, $5,864 and $15,551 for the period from January 1, 2003 through May 31, 2003, May 31, 2003 through December 31, 2003, June 1, 2003 through September 30, 2003 (unaudited), and January 1, 2004 through September 30, 2004 (unaudited), respectively.

Warranties

The Company’s suppliers generally warrant the products distributed by the Company and allow returns of defective products, including those that have been returned to the Company by its customers. The Company generally does not independently warrant the products it distributes. The Company does independently warrant a certain range of products which for the five months ended May 31, 2003 and seven months ended December 31, 2003, comprised approximately 1.5% of the Company’s net sales during each of the respective periods. Provision for estimated warranty costs in relation to these products is recorded at the time of sale and is periodically adjusted to reflect actual experience. Warranty expense and the related obligations are not material to the Company’s consolidated financial statements.

Foreign Currency

Financial statements of foreign subsidiaries, for which the functional currency is the local currency, are translated into Australian dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for statement of income items. Foreign currency translation adjustments are recorded in accumulated other comprehensive income (loss) within shareholders’ equity. Foreign currency transaction gains and losses are included in operating expenses in the accompanying consolidated statements of income.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate fair value because of the short maturity of these items. The carrying amounts of outstanding debt approximate fair value because interest rates over the relative term of these instruments approximate current market interest rates. See discussion on Derivative Financial Instruments below.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Book overdrafts of $3,129 and $2,519 as of December 31, 2003 and September 30, 2004 (unaudited), respectively, are included in accounts payable.

Inventories

Inventories are stated at the lower of average cost or market. At both December 31, 2003 and September 30, 2004, finished goods inventory represented in excess of 99% of total inventory.

Accounts Receivable Factoring

During the period of Hagemeyer’s ownership of the Tech Pacific group of companies (period prior to May 31, 2003), the Company participated in Hagemeyer’s accounts receivable factoring facility (see Notes 4 and 9). The Company accounted for this facility as a sale of accounts receivable as it qualified for sale treatment under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”).

Accounts Receivable Securitization

The Company has an accounts receivable securitization facility which provides for, on a revolving basis, the issuance of up to $200,000 in commercial paper secured by accounts receivable originated by the Company’s Australian and New Zealand subsidiaries (see Notes 4 and 7). The Company accounts for the securitization as a secured borrowing, with a pledge of collateral, without recourse to other assets of the Company, as it does not qualify for sale treatment under SFAS 140. As the Company services the qualifying receivables on behalf of the third party conduit free of charge, no servicing asset or liability has been recorded.

Plant and Equipment

Plant and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives noted below.

Leasehold improvements	Shorter of the term of lease or life of the asset
Machinery and equipment	3-10 years

Maintenance, repairs and minor renewals are charged to expense as incurred. Additions, major renewals and betterments to plant and equipment are capitalized.

Long-Lived Assets

In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company assesses potential impairments to its long-lived assets when events or changes in circumstances indicate that the carrying amount may not be fully recoverable. If required, an impairment loss is recognized as the difference between the carrying value and the fair value of the assets.

Goodwill

Goodwill is accounted for in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”). The Company initially recorded $87,382 of goodwill in relation to the business combination discussed in Note 1 and Note 3. Goodwill is evaluated for impairment on an annual basis, or sooner if events or changes in circumstances indicate that carrying values may not be recoverable. In accordance with SFAS 142, amortization of goodwill is not recorded.

Other Intangible Assets

Identifiable purchased intangible assets consist of the “Tech Pacific” trade name acquired in the course of the business combination discussed in Note 1 and Note 3. This trade name is considered to be an indefinite lived intangible asset under SFAS 142, and its fair value has been derived using the Relief from Royalty Method. Indefinite lived intangible assets are evaluated for impairment on an annual basis, or sooner if events or changes in circumstances indicate that the carrying value may not be recoverable. In accordance with SFAS 142, amortization of indefinite lived intangible assets is not recorded. There was no impairment of intangible assets during the periods presented.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities for financial reporting purposes and such amounts recognized for income tax reporting purposes measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amounts that is more likely than not to be realized.

Deferred Borrowing Costs

Costs incurred in connection with the arrangement of interest-bearing debt have been deferred and amortised over the term of the debt. Where interest-bearing debt for which costs have been incurred and deferred is extinguished, the remaining unamortized balance of such costs is written off. During the period January 1, 2004 through September 30, 2004, the Company repaid its secured term debt (see Note 7) and consequently wrote-off related deferred borrowing costs of $7,226, which was recorded as part of other income (expense), within the consolidated statements of income.

Deferred borrowing costs are reflected in other current and other non-current assets in the consolidated financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable and derivative financial instruments. Credit risk with respect to trade accounts receivable is limited due to the large number of customers and their dispersion across geographic areas. No single customer accounts for 10% or more of the Company’s net sales. The Company performs ongoing credit evaluations of its customers’ financial conditions, obtains credit insurance in certain locations and requires collateral in certain circumstances. The Company maintains an allowance for estimated credit losses.

Derivative Financial Instruments

The Company operates in various locations around the Asia Pacific region. The Company reduces its exposure to fluctuations in interest rates and foreign exchange rates by creating offsetting positions through the use of derivative financial instruments. The market risk related to the foreign exchange agreements is offset by changes in the valuation of the underlying items being hedged. The Company currently does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives.

Foreign exchange risk is managed primarily by using forward contracts to hedge payables. Interest rate swaps are used to hedge interest payments related to certain of the Company’s financing facilities.

All derivatives are recorded in the Company’s consolidated balance sheet at fair value and included in other current assets or accrued expenses as appropriate. The estimated fair value of derivative financial instruments represents the amount required to enter into similar offsetting contracts with similar remaining maturities based on quoted market prices. Changes in the fair value of derivative financial instruments is recorded in current earnings, as the derivatives do not qualify for hedge accounting.

The notional amount of forward exchange contracts is the amount of foreign currency bought or sold at maturity. The notional amount of interest rate swaps is the underlying principal amount used in determining the interest payments exchanged over the life of the swap. Notional amounts are indicative of the extent of the Company’s involvement in the various types and uses of derivative financial instruments and are not a measure of the Company’s exposure to credit or market risks through its use of derivatives.

Credit exposure for derivative financial instruments is limited to the amounts, if any, by which the counterparties’ obligations under the contracts exceed the obligations of the Company to the counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high-quality institutions and other contract provisions.

Derivative financial instruments comprise the following:

	December 31,		September 30,
	2003		2004 (unaudited)
	Notional Contract	Fair Value	Notional Contract	Fair Value
	Value		Value
Foreign exchange forward contracts	$49,378	$(813)	$84,694	$(406)
Interest rate swaps	153,564	3,218	152,252	3,052

Comprehensive Income (Loss)

     Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income (loss) has been disclosed within the consolidated statements of shareholders’ equity and comprehensive income (loss) for the periods presented.

     The components of accumulated other comprehensive income (loss) are as follows:

Foreign
Currency
Translation
Adjustment
Balance at January 1, 2003	$(10,499)
Change in foreign currency translation adjustment	(10,258)

Balance at May 31, 2003	$(20,757)

Balance at June 1, 2003	—
Change in foreign currency translation adjustment	(10,683)

Balance at December 31, 2003	(10,683)
Change in foreign currency translation adjustment (unaudited)	(785)

Balance at September 30, 2004 (unaudited)	$(11,468)

New Accounting Standards

In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). This interpretation specifies the disclosures to be made by a guarantor in its interim and annual financial statements concerning its obligations under certain guarantees that it has issued. FIN 45 also requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual periods ending after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company’s consolidated financial statements.

In December 2002, the EITF reached a consensus on EITF Issue No. 00-21 “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some arrangements, the different revenue-generating activities (deliverables) are sufficiently separable and there exists sufficient evidence of their fair values to separately account for some or all of the deliverables (that is, there are separate units of accounting). In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately. This Issue addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. EITF 00-21 does not change otherwise applicable revenue recognition criteria. The guidance in this Issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material effect on the Company’s consolidated financial statements.

In January 2003, the EITF reached a consensus on EITF 02-16. EITF 02-16 provides guidance regarding how a reseller of a vendor’s products should account for cash consideration received from that vendor. The provisions of EITF 02-16 apply to vendor arrangements entered into after December 31, 2002, including modifications of existing arrangements. The Company believes that its historical treatment of funds received from vendors has been consistent with the requirements of EITF 02-16. Accordingly, the adoption of EITF 02-16 did not have a material impact on the Company’s consolidated financial position or results of operations.

In January 2003, the FASB issued FIN No. 46 “Consolidation of Variable Interest Entities”, as amended by FIN No. 46R (“FIN 46R”). FIN 46R requires consolidation of a variable interest entity if a company’s variable interest absorbs a majority of the entity’s losses or receives a majority of the entity’s expected residual returns, or both. The Company has no interests in variable interest entities and, therefore, the adoption of FIN 46R in fiscal 2004 had no impact on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under the SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”. SFAS 149 is to be applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for certain aspects of the standard that relate to previously issued guidance, which should continue to be applied in accordance with the previously set effective dates. The adoption of SFAS 149 did not have a material impact on the Company’s consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not have any financial instruments falling within the scope of this statement and, therefore, no additional disclosures are required and the adoption of SFAS 150 had no impact on the Company’s consolidated financial statements.

In November 2003, the FASB ratified the EITF’s consensus on EITF Issue No. 03-10 “Application of Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers” (“EITF 03-10”) which amends EITF 02-16. This consensus requires that if certain criteria are met, consideration received by a reseller in the form of reimbursement from a vendor for honoring the vendor’s sales incentives offered to consumers, such as manufacturer’s coupons and rebates offered to consumers, should not be recorded as a reduction of the cost of the reseller’s purchases from the vendor. The Company adopted EITF 03-10 at the beginning of fiscal 2004. The adoption of EITF 03-10 did not have a material impact on the Company’s consolidated financial statements.

In December 2003, the Securities and Exchange Commission, or SEC, issued Staff Accounting Bulletin No. 104 “Revenue Recognition” (“SAB 104”). SAB 104 updates portions of existing interpretative guidance in order to make this guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company’s consolidated financial statements.

Note 3 — Acquisitions

The Company accounts for all acquisitions in accordance with SFAS No. 141 “Business Combinations”. The results of operations of these businesses have been combined with the Company’s results of operations beginning on their acquisition dates.

As discussed in Note 1, on June 12, 2003, Techpac acquired the Tech Pacific group of companies for $219,129, which includes the costs incurred in the acquisition. The acquisition, which was funded by a combination of equity and bank debt, was accounted for using the purchase method and the excess purchase price (including costs of acquisition) over the fair value of the tangible assets and liabilities assumed totaled $105,382 and represents an acquired trade name, IT system and goodwill.

Total purchase price and allocation to the fair values of tangible and intangible assets and liabilities acquired is summarized as follows:

		Amortization
		period (years)
Total Purchase Price:
Purchase price, including costs of acquisition	$219,129

Purchase Price Allocation:
Cash acquired	$58,684
Fair value of other tangible assets acquired	546,507
Trade name	17,500	Indefinite
IT systems	500	5 years
Goodwill	87,382	Indefinite
Fair value of liabilities acquired	(491,444)

	$219,129

Note 4 — Accounts Receivable

During the five months ended May 31, 2003, the Company’s Australian subsidiary participated in Hagemeyer’s accounts receivable factoring facility. Under this facility certain Australian accounts receivable were sold to a wholly owned financing subsidiary of Hagemeyer at a discount to face value on a non-recourse basis. The sale of accounts receivable to Hagemeyer’s financing subsidiary under this facility resulted in a reduction of total accounts receivable in the Company’s consolidated balance sheet. The Company’s participation in this facility ceased during May 2003.

During June 2004, the Company entered an accounts receivable securitization facility, which provides for the issuance of up to $200,000 in commercial paper secured by accounts receivable originated by the Company’s Australian and New Zealand subsidiaries. The transfer of the Company’s accounts receivable in exchange for cash is accounted for as a secured borrowing with pledge of collateral, without recourse to other assets of the Company. Accounts receivable securitized under this facility of $198,635 at September 30, 2004 is included in total accounts receivable in the Company’s consolidated balance sheet as of this date.

Note 5 — Plant and Equipment

Plant and equipment consist of the following:

	December 31,	September 30,
	2003	2004
		(unaudited)
Leasehold improvements	$5,503	$6,318
Machinery and equipment	6,781	6,998

	12,284	13,316
Accumulated depreciation	(1,043)	(1,991)

	$11,241	$11,325

Note 6 — Accrued Expenses

Accrued expenses consist of the following:

	December 31,	September 30,
	2003	2004
		(unaudited)
Local transaction taxes	$8,672	$10,178
Dealer rebates	9,923	9,472
Royalties payable	4,680	6,692
Income taxes	3,122	6,310
Employee leave entitlements	3,108	3,532
Other	26,152	31,512

	$55,657	$67,696

Note 7 — Long-Term Debt

The Company’s long-term debt consists of the following:

	December 31, 2003		September 30, 2004
	Available	Drawn Down	Available	Drawn Down
	Balance	Balance	Balance	Balance
			(unaudited)
Secured term debt	$170,000	$168,341	—	—
Secured revolving loans	80,000	5,609	$80,000	$18,041
Subordinated secured term debt	30,000	30,318	30,000	30,000
Accounts receivable securitization	—	—	200,000	196,727
Unsecured loans		23,704		35,220

		227,972		279,988
Current maturities of long-term debt		(40,313)		(73,557)

		$187,659		$206,431

At December 31, 2003 the Company had multi-option, multi-currency secured bank financing facilities available totalling $250,000, comprising a term debt facility of $170,000 and a revolving loan facility of $80,000. Interest rates applicable to these facilities were dependant upon the currency in which drawings were made, and for each currency of drawing were related to local short term bank indicator rates. Margins on the facilities varied, depending upon certain financial covenant values, between 0.25% and 1.25% for revolving loans and 1.50% and 3.0% for term debt. The Company at this date also had a subordinated secured term debt facility available, and fully drawn, of $30,000. The providers of this facility rank behind the providers of the term debt and revolving loans in the event of the Company’s default or winding up. Interest rates applicable to this Australian dollar facility were related to local short term bank indicator rates. Margins on the facility were 5.0%, payable upon each rollover date, and an additional 2.0%, which was payable upon each rollover date or alternatively could be capitalised into the loan principal and repaid at a later time. Each of the above facilities were provided on a committed basis available to the Company for a term of five years to June 30, 2008. Drawings under these facilities were secured by the assets and undertakings of all of the Company’s operating subsidiaries other than those operating in India, Malaysia and Thailand.

Of the multi-option, multi-currency secured bank facility of $170,000 described above, $80,000 was required to be repaid by bi-annual installments over the facility’s term. At December 31, 2003, $11,000 was required to be repaid by December 31, 2004.

During June 2004 the multi-option, multi-currency secured bank facilities were repaid and replaced with substantially lower cost facilities comprising:

(a)	an $80,000 multi-option, multi-currency secured revolving loan facility provided on a committed basis for a term of four years to June 26, 2008. Interest rates applicable to this facility are dependent upon the currency in which drawings are made, and for each currency of drawing are related to local short term bank indicator rates. Margins on the facility vary, depending upon certain financial covenant values, between 0.25% and 1.25%. Drawings under this facility are secured by the assets and undertakings of all of the Company’s operating subsidiaries other than those operating in India, Malaysia and Thailand. The facility has no fixed repayment terms prior to the facility’s expiry.

(b)	a $200,000 trade accounts receivable securitization facility (refer to Note 4), secured by trade accounts receivable originated by the Group’s Australian and New Zealand operating subsidiaries, with a term of four years to June 26, 2008. Interest rates applicable to this facility are dependent upon the currency in which drawings are made, and for each currency of drawing are related to local short term bank indicator rates. The margin on this facility is a flat 0.8%. This facility has no fixed repayment terms prior to the facility’s expiry.

The facilities described in (a) and (b) above remain available to the Company at September 30, 2004. The $30,000 subordinated secured term debt facility also remains available, and fully drawn, at September 30, 2004.

The Company is required to comply with certain financial covenants under some of its financing facilities, including minimum earnings to funded debt and interest coverage, and trade accounts receivable portfolio performance covenants. The Company is also restricted in the amount of additional indebtedness it can incur and dividends it can pay. At September 30, 2004, the Company was in compliance with all covenants or other requirements set forth in the credit agreements or other agreements with the Company’s financial partners discussed above.

Note 8 — Income Taxes

     Income before income taxes is as follows:

	Predecessor	Successor
	For the period	For the period	For the period	For the period
	January 1, 2003	June 1, 2003	June 1, 2003	January 1, 2004
	through May 31,	December 31, 2003	September 30, 2003	through
	2003	December 31,	September 30,	September 30,
		2003	2003	2004
			(unaudited)	(unaudited)
Australia	$5,559	$9,328	$5,601	$9,280
Foreign	11,652	18,361	9,491	23,551

Total	$17,211	$27,689	$15,092	$32,831

The income tax expense (benefit) by location of the taxing jurisdiction comprises the following:

	Predecessor	Successor
	For the period	For the period June	For the period June	For the period
	January 1, 2003	June 1, 2003	June 1, 2003	January 1, 2004
	through May 31,	through	through	through
	2003	December 31,	September 30,	September 30,
		2003	2003	2004
			(unaudited)	(unaudited)
Current
Australia	$1,235	$2,505	$1,298	$4,001
Foreign	4,547	6,108	3,607	7,721
Deferred
Australia	410	160	516	(1,509)
Foreign	(168)	(398)	(423)	(602)

Income tax expense	$6,024	$8,375	$4,998	$9,611

A reconciliation of income taxes computed at the Australian federal statutory income tax rate (30%) to the income tax expense reflected in the consolidated statements of income is as follows:

	Predecessor	Successor
	For the period	For the period	For the period	For the period
	January 1, 2003	June 1, 2003	June 1, 2003	January 1, 2004
	through May 31,	through	through	through
	2003	December 31,	September 30,	September 30,
		2003	2003	2004
			(unaudited)	(unaudited)
Provision for income taxes at Australian statutory rate (30%)	$5,163	$8,307	$4,528	$9,849
Effect of foreign tax rates	477	706	488	585
Capital loss on disposal of property	127	—	—	—
Inter-group dividends on preferred shares	—	(617)	—	(549)
Other	257	(21)	(18)	(274)

Income tax expense	$6,024	$8,375	$4,998	$9,611

Deferred income taxes reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets and liabilities are as follows:

	December 31	September 30
	2003	2004
		(unaudited)
Deferred tax assets (liabilities):
Allowance on accounts receivable	$2,016	$3,196
Inventories	2,481	2,863
Employee benefits provisions	1,131	1,813
Other accruals and provisions	2,300	2,161
Depreciation	529	512
Other	174	294
Fair value of derivatives	(758)	(855)

Net deferred tax assets	$7,873	$9,984

Net current deferred tax assets of $7,344 and $9,472 were included in other current assets at December 31, 2003 and September 30, 2004, respectively. Non-current deferred tax assets of $529 and $512 were included in other non-current assets at December 31, 2003 and September 30, 2004, respectively.

The Company had no net operating tax loss carryforwards at either December 31, 2003 or September 30, 2004.

The Company does not provide for income taxes on undistributed earnings of foreign subsidiaries as such earnings are intended to be permanently reinvested in those operations.

Note 9 — Transactions with Related Parties

During the five months ended May 31, 2003, whilst the Tech Pacific group of companies were owned by Hagemeyer, the Tech Pacific Division:

(a)	paid a subsidiary of Hagemeyer a management fee of $1,492 in relation to general management, legal, taxation, treasury and insurance services provided. In addition, certain fees for professional services and insurance premiums were charged by Hagemeyer to Tech Pacific Division on a cost recovery basis;

(b)	paid a subsidiary of Hagemeyer discount expense of $3,626 in relation to its participation in Hagemeyer’s accounts receivable factoring facility, as referred to in Note 4;

(c)	paid a subsidiary of Hagemeyer interest expense of $1,107 in relation to funds drawn from Hagemeyer’s Australian Treasury Centre to provide working capital funding for Tech Pacific Division’s Australian operating subsidiary.

During the five months ended May 31, 2003 Hagemeyer extinguished residual bank debt owed by the Company’s Philippines operating subsidiary following its closure, resulting in additional contributed capital of $3,285.

On June 12, 2003, contemporaneous with the acquisition of the Tech Pacific group of companies (see Note 1), the Company repaid loans owed to Hagemeyer totalling $143,208.

During the seven months ended December 31, 2003, four months ended September 30, 2003 (unaudited) and nine months ended September 30, 2004 (unaudited), management and directors fees were paid to funds advised by CVC Asia Pacific and Hagemeyer, in the proportion of their respective shareholdings, of $1,380, $661 and $1,095, respectively.

Note 10 — Commitments and Contingencies

There are various claims, lawsuits and pending actions against the Company incidental to its operations. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Subsequent to the closure of the Company’s Philippines subsidiary during 2002 the Philippines Bureau of Internal Revenue (BIR) commenced an audit of that subsidiary’s tax affairs in respect of the years ended December 31, 1999, 2000, 2001 and 2002. The BIR has since issued a Final Assessment Notice in relation to 1999 and Preliminary Assessment Notices in relation to 2000, 2001 and 2002 claiming a total of Philippines Pesos 471.4 million or approximately $11,800 in taxes, penalties and interest. It is management’s opinion, based on the opinions of outside taxation advisors, that valid defenses exist to these claims. Preparation of these defenses is in progress but is however hampered by the difficulty in locating appropriate documentation given that the subsidiary has ceased trading.

As discussed in Note 1, ownership of the Tech Pacific group of companies changed effective May 31, 2003. Pursuant to sale and purchase documentation executed by the parties, the vendor, Hagemeyer, provided specific warranties in relation to the Philippines tax dispute to the Company, which require the vendor to make good any costs or losses incurred by the Company in relation to this dispute. It is management’s opinion that these warranties are, and will remain, effective for the purpose of protecting the Company from any material negative effect on its consolidated financial position, results of operations or cash flows.

The Company leases the majority of its facilities under non-cancellable operating leases. Renewal options at fair values exist for a substantial portion of the leases. Rental expense for the five months ended May 31, 2003, seven months ended December 31, 2003, four months ended September 30, 2003 (unaudited) and nine months ended September 30, 2004 (unaudited) was $3,886, $5,260, $3,048 and $7,254, respectively.

Future minimum rental expense commitments on operating leases that have remaining non-cancellable lease terms in excess of one year as of September 30, 2004 were as follows:

Three months ending December 31, 2004	$2,453
2005	9,716
2006	8,159
2007	6,905
2008	6,412
Thereafter	26,891

$60,536

Minimum annual lease payments will be reduced by $869 from future sub-lease rentals due over the term of the sub-leases.

Note 11 — Shareholders’ Equity

Common Stock

The Company had 1,000,000 fully paid ordinary shares outstanding at December 31, 2003 and September 30, 2004. Each ordinary share is entitled to one vote and carry the rights to dividends.

No dividend has been paid or declared during or in respect of any financial period included in these financial statements. The Company has given an enforceable undertaking to bankers which prohibits payments of dividends at this time.

Non-Redeemable Preferred Stock

The Company had 137,996,887 fully paid non-redeemable preferred shares outstanding at December 31, 2003 and September 30, 2004. The significant terms of the non-redeemable preferred stock are as follows:

•	Shares do not confer any voting rights.

•	Shares may be redeemed at the election of the Company at any time. The holders of the shares will have a right on redemption to receive the following:

(i)	The issue price of A$1 per redeemable preferred share;

(ii)	Any outstanding dividends; and

(iii)	Any other accrued but unpaid dividends.

•	In the event of a winding up of the Company, the holders of non-redeemable preferred shares will be entitled to receive out of any surplus available for distribution to members an amount equal to the sum of the issue price, outstanding dividends, and any dividends accrued but unpaid before any return of capital is made to holders of any other class of shares.

•	Shares carry the right to receive a cumulative dividend of 9% per annum on the issue price if the distributable profits of the Company are sufficient to make a dividend payment in full and that payment is permitted in terms of borrowing agreements in place.

•	Any dividend which is not declared or paid is deemed to be an outstanding dividend, which will itself accrue interest at a daily rate of 9% per annum until the day the share is redeemed or/and amount of outstanding dividend is paid.

No dividend has been paid or declared during or in respect of any financial period included in these financial statements. The Company has given an enforceable undertaking to bankers which prohibits payment of dividends at this time.

Note 12 — Subsequent Events

On September 26, 2004 all holders of the Company’s preferred and common stock signed a definitive agreement to sell 100% of their interests to Ingram Micro Asia Holdings Inc., a wholly owned subsidiary of Ingram Micro Inc. (“Ingram”). Ingram, a company listed on the New York Stock Exchange, is expected to complete the purchase of the Company by December 31, 2004, for an estimated price of A$700 million less the Company’s bank debt assumed.